UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 31, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 31, 2009, InfoLogix, Inc. and its subsidiaries (the “Company”) entered into a Forbearance Agreement with Hercules Technology Growth Capital, Inc. (the “Lender”) under which the Lender agreed to forbear from exercising its rights and remedies with respect to an event of default under the Loan and Security Agreement between the Company and the Lender dated May 1, 2008, as amended (the “Loan and Security Agreement”).

The Loan and Security Agreement requires one of the following events to have occurred by July 31, 2009: the sale of substantially all of the assets or capital stock of the Company, a cash equity infusion in an amount of at least $12,000,000, or the incurrence of subordinated indebtedness in an amount of at least $12,000,000 (each, a “Fundamental Event Closing”).  A Fundamental Event Closing did not occur by July 31, 2009, and, as a result, an event of default occurred under the Loan and Security Agreement (the “Default”).

Pursuant to the Forbearance Agreement, the Lender agreed to forbear from exercising its rights and remedies with respect to the Default.  The Forbearance Agreement is effective until the earlier of (i) September 30, 2009 and (ii) the occurrence of a termination event under the Forbearance Agreement.  A “termination event” includes, among other things: the Company’s failure to pay when due principal, interest, and any other applicable fees under and in accordance with the Loan and Security Agreement; the Company’s failure to comply with any of the terms or undertakings of the Forbearance Agreement; the Company’s joining, assisting, cooperating or participating as an adverse party in certain suits or other proceedings against the Lender or any of its affiliates; the occurrence of another event of default under the Loan and Security Agreement, subject to specified exceptions; and the Company’s failure to provide evidence of the occurrence of certain other events in connection with the Company’s attempts to secure additional financing, which include the Company’s filing of a proxy statement or registration statement relating thereto with the Securities and Exchange Commission on or before August 14, 2009.  Upon the termination of the forbearance period, the Lender shall be free to proceed to enforce any or all of its rights and remedies with respect to the Default, including, without limitation, the right to demand the immediate repayment of the outstanding indebtedness.

Under the Forbearance Agreement, the Company paid a forbearance fee of $412,171.41 (equal to 2% of the total principal amount due to the Lender, including capitalized interest payments paid in kind and added to the principal amount of the loan).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: August 5, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer